Exhibit 4.1
Penson Worldwide, Inc.
as Issuer
and
U.S. Bank National Association
as Trustee and Collateral Agent
Indenture
Dated as of May 6, 2010
12.50%
Senior Second Lien Secured Notes Due 2017

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Page
ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s Obligations	56
Section 8.02. Legal Defeasance	57
Section 8.03. Covenant Defeasance	58
Section 8.04. Application of Trust Money	58
Section 8.05. Repayment to Company	58
Section 8.06. Reinstatement	59

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders	59
Section 9.02. Amendments with Consent of Holders	60
Section 9.03. Effect of Consent	61
Section 9.04. Trustee’s Rights and Obligations	61

ARTICLE 10

GUARANTEES

Section 10.01. Guarantees	61
Section 10.02. Limitation on Subsidiary Guarantor Liability	62
Section 10.03. Execution and Delivery of the Guarantee	62
Section 10.04. Guarantors May Consolidate, etc., on Certain Terms	63
Section 10.05. Releases Following Certain Events	63

ARTICLE 11

RANKING OF SECOND PRIORITY LIENS

Section 11.01. Relative Rights	64

ARTICLE 12

COLLATERAL

Section 12.01. Security Documents	64
Section 12.02. Collateral Agent	65
Section 12.03. Authorization of Actions to Be Taken	66
Section 12.04. Release of Liens	66
Section 12.05. Compensation and Indemnification	67

ARTICLE 13

MISCELLANEOUS

Section 13.01. Trust Indenture Act of 1939	67

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Section 13.02. Noteholder Communications; Noteholder Actions	67
Section 13.03. Notices	68
Section 13.04. Certificate and Opinion as to Conditions Precedent	68
Section 13.05. Statements Required in Certificate or Opinion	69
Section 13.06. Payment Date Other than a Business Day	69
Section 13.07. Governing Law	69
Section 13.08. No Adverse Interpretation of Other Agreements	69
Section 13.09. Successors	69
Section 13.10. Duplicate Originals	69
Section 13.11. Separability	69
Section 13.12. Table of Contents and Headings	69
Section 13.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	70

EXHIBITS

EXHIBIT A Form of Note
EXHIBIT B Form of Supplemental Indenture
EXHIBIT C Restricted Legend
EXHIBIT D DTC Legend
EXHIBIT E Regulation S Certificate
EXHIBIT F Rule 144A Certificate
EXHIBIT G Institutional Accredited Investor Certificate
EXHIBIT H Certificate of Beneficial Ownership
EXHIBIT I Regulation S Global Note Legend

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     INDENTURE, dated as of May 6, 2010, among Penson Worldwide, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto and U.S. Bank National Association, a national association banking corporation, as Trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”).
RECITALS
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $200,000,000 aggregate principal amount of the Company’s 12.50% Senior Second Lien Secured Notes due 2017 as provided herein (the “Notes”). All things necessary to make this Indenture a valid agreement of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
THIS INDENTURE WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
     “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.
     “Additional Collateral” means all of the Capital Stock of any Subsidiary of the Company owned directly by the Company or a Subsidiary Guarantor that: on a consolidated basis with its Subsidiaries, accounted for more than (x) 5% of consolidated total assets of the Company as of the last day of any fiscal quarter of the Company following the Issue Date (a “Balance Sheet Date”) and (y) 5% of consolidated total revenues of the Company for the latest four fiscal quarter period ending on any Balance Sheet Date, provided that the Capital Stock of Penson GHCO and GHP2, LLC shall not be required to be pledged so long as the Capital Stock of GHP1 constitutes Collateral.
     “Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
     (1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (2) through (6) below) shall be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or to its Restricted Subsidiaries or Regulated Subsidiaries (less minority interest therein) as a dividend or other distribution;

     (2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;
     (3) the net income of any Restricted Subsidiary (other than a Regulated Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
     (4) the net income of any Regulated Subsidiary (x) to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiaries applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary and (y) other than to the extent that such Regulated Subsidiary reasonably believes, in good faith, that such net income could be distributed, declared or paid as a dividend or similar distribution without causing such Regulated Subsidiary to fail to be at Well Capitalized;
     (5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.04(a), any gains or losses (on an after-tax basis) attributable to Asset Sales;
     (6) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.04(a), any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries;
     (7) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of Section 4.04(a), all extraordinary gains and extraordinary losses;
     (8) the cumulative effect of changes in accounting principles; and
     (9) the net after-tax effect of impairment charges related to goodwill and other intangible assets.
     “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person’s primary business is a Related Business or (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its

Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person that is a Related Business.
     “Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:
     (1) all or any of the Capital Stock of any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary);
     (2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries (other than to the Company or a Restricted Subsidiary); or
     (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Section 5.01;
provided that “Asset Sale” shall not include
     (a) sales or other dispositions of securities, inventory, receivables and other current assets in the ordinary course of business;
     (b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.04;
     (c) sales, transfers or other dispositions of assets with a fair market value not in excess of $1.0 million in any transaction or series of related transactions;
     (d) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;
     (e) an issuance of Capital Stock by a Restricted Subsidiary or the sale, transfer or other disposition by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary, in each case to the Company or a Restricted Subsidiary;
     (f) the unwinding of any Hedging Obligations; or
     (g) Liens permitted under Section 4.09.
     “Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
     “Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

     “Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors, or any other group performing comparable functions.
     “Broker Dealer Regulated Subsidiary” means any direct or indirect Subsidiary of the Company that is registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law.
     “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law or regulation to be closed.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock, but specifically excluding any and all JBO Preferred Stock, whether or not outstanding on the Issue Date or issued thereafter.
     “Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.
     “Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.
     “Certificated Note” means a Note in registered individual form without interest coupons.
     “CFTC” means the Commodity Futures Trading Commission.
     “Change of Control” means such time as:
     (1) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis; or
     (2) individuals who on the Issue Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board of Directors, or a nominating committee thereof, then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.
     “Collateral” shall have the meaning assigned to such term in the Pledge Agreement and shall include all Additional Collateral.
     “Collateral Agent” means the Trustee in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.

     “Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, other than Preferred Stock of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such common stock.
     “Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.
     “Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:
     (1) Consolidated Interest Expense;
     (2) income taxes;
     (3) depreciation expense;
     (4) amortization expense;
     (5) all other non-cash items reducing Adjusted Consolidated Net Income, including without limitation stock compensation expense (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP;
     (6) any costs, charges or losses, including legal fees, incurred, or reserves, by the Company in connection with the bankruptcy proceedings of Sentinel Management Group, Inc. and related matters; and
     (7) all onetime costs, charges and fees incurred, or reserves, by the Company in connection with the offer and sale of the Company’s Convertible Notes, the Credit Agreement (and amendments thereto), the Ridge Acquisition, and the offering of the Notes;
provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage of Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.
     “Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four Quarter Period”), for which financial statements are available, ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”), to Consolidated Fixed Charges of such Person for the Four Quarter Period. In calculating the Consolidated Fixed Charge Coverage Ratio at any time after the closing of the Ridge Acquisition, the Company shall be permitted to add the Ridge EBITDA to its Consolidated EBITDA for such portion of the Four Quarter Period that preceded the date of the closing of the Ridge Acquisition. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

     (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and
     (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period based, in the case of an Asset Acquisition, on the aggregate net income (or loss) attributable to the assets determined in conformity with GAAP) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.
     If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges:”
     (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;
     (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date shall be deemed to have been in effect during the Four Quarter Period; and
     (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.
     For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be (x) made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from actions taken in connection with such Investment, acquisition, disposition, merger or consolidation or disposition which is being given pro forma effect that have been or are expected to be realized within twelve (12) months after the date of such Investment, acquisition, disposition, merger, consolidation or disposed operation).

     “Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of Subsidiaries of such Person on a consolidated basis (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal; provided that Consolidated Fixed Charges shall be subject to the definition of “Incur.”
     “Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation of the type described under clause (4) of the definition of “Indebtedness,” calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries), and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Regulated Subsidiary if the net income of such Regulated Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (4) of the definition thereof (but only in the same proportion as the net income of such Regulated Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (4) of the definition thereof), (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP and (3) any interest expense which is deducted in determining net revenues of the Company in conformity with GAAP.
     “Consolidated Leverage Ratio” means, as of the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (“Test Date”), the ratio of (i) total consolidated Indebtedness of the Company and the Restricted Subsidiaries excluding short term indebtedness under credit facilities of Regulated Subsidiaries (including demand, intraday and overnight facilities) incurred in the ordinary course of business (“Total Indebtedness”) as of such Test Date, after giving effect to all Incurrences and repayments of Indebtedness on the Test Date (subject to the definition of “Incur”), to (ii) Consolidated EBITDA of the Company for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
     “Convertible Notes” means the Company’s 8% Senior Convertible Notes due 2014 issued and outstanding on the Issue Date.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 14241 Dallas Parkway, Suite 490, Dallas, Texas 75254, Attention: Corporate Trust Services.
     “Credit Agreement” means the Amended and Restated Credit Agreement dated as of May 1, 2009, by and among Regions Bank, the Company, the Subsidiary Guarantors and the other parties named therein, together with the related documents (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement), supplemented, renewed, extended, replaced or otherwise modified from time to time (including with bonds or other indebtedness) whether with the same group of lenders or other financial institutions and including, for the avoidance of doubt, a facility or multiple facilities designated by the Company as the Credit Agreement for purposes of the Notes or this Indenture, whether or not there is a period between the termination of a Credit Agreement and the date of the new facility or any one or more of such new facilities or a period when there are no obligations or commitments under a Credit Agreement. For the further avoidance of doubt, no credit facility or facilities or other indebtedness shall be deemed Credit Agreement unless specifically so designated as such by the Company.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means the depositary of each Global Note, which will initially be DTC.
     “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to a date that is 123 days following the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes, or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.11. Notwithstanding anything to the contrary in the foregoing, Disqualified Stock shall not include JBO Preferred Stock.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Restricted Subsidiary that is (1) a Foreign Subsidiary or (2) a Subsidiary of any such Foreign Subsidiary.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “DTC Legend” means the legend set forth in Exhibit D.
     “Event of Default” has the meaning assigned to such term in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy which, if determined by the Board of Directors as evidenced by a Board Resolution, shall be conclusively determined.
     “First Lien Collateral Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.
     “First Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

     “Foreign Subsidiary” means any Subsidiary of the Company that is organized under the laws of a jurisdiction other than the United States, any state thereof, or the District of Columbia.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
     “Global Note” means a Note in registered global form without interest coupons.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or STAMP or other signature guarantees made by a Regulated Subsidiary in the ordinary course of its business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Hedging Obligations” means, with respect to any Person, the obligations of such person under (i) currency exchange, interest rate, commodity, credit or equity swap, forward or futures agreements, currency exchange, interest rate, commodity, credit or equity cap agreements, currency exchange, interest rate, commodity, credit or equity collar agreements, or currency exchange, interest rate, commodity, credit or equity puts or calls, and (ii) other agreements or arrangements designed to protect such Person, directly or indirectly, against fluctuations in currency exchange, interest rate, commodity or equity prices.
     “Holder”, when used with respect to the Notes, means the Person in whose name the Notes are registered in the Register.
     “IIROC” means the Investment Industry Regulatory Organization of Canada.
     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. With respect to any revolving credit facility, or similar debt agreement, the Indebtedness under which it is Incurred or will be Incurred pursuant to the first paragraph of Section 4.03(a), if and for so long as it is so designated by the Company, the Company or Restricted Subsidiary party thereto will be deemed to have Incurred Indebtedness in an amount equal to the total available commitment as of the date such agreement is entered into, in which case (i) the Company or applicable Restricted Subsidiary will be allowed to borrow and re-borrow the maximum committed amount under such facility for so long as such facility remains in effect so long as it could have Incurred such Indebtedness on the date the facility was entered into and (ii) all calculations of Consolidated Fixed Charges and Consolidated Leverage Ratio shall, for so long as such facility is outstanding, be made based on the assumption that Indebtedness was at all times outstanding under such facility up to the maximum committed amount thereof at the time of any determination of Consolidated Fixed Charges or the Consolidated Leverage Ratio.
     “Indebtedness” means, with respect to any Person at any date of determination (without duplication):
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding letters of credit issued by such Person and excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is recorded as a liability under GAAP and due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;
     (5) all Capitalized Lease Obligations;
     (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;
     (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;
     (8) Acquired Indebtedness;
     (9) to the extent not otherwise included in this definition, net obligations under Hedging Obligations (other than Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, equity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and
     (10) all obligations to redeem or repurchase Disqualified Stock issued by such Person, provided that Indebtedness shall not include:
     (a) obligations arising from products and services offered by Regulated Subsidiaries in the ordinary course including, but not limited to, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales, letters of credit, deposits or similar payments or assets received from customers in connection with clearing or settlement activity on behalf of such customers or their affiliates;
     (b) indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan, securities clearing or settlement activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary (including obligation in respect of letter of credit, deposits or other obligations required to support such operations);
     (c) indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;
     (d) indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price (including earn-out obligations) or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary;
     (e) advances from the Federal Reserve Bank (or similar institution), repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls, and fed funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business; and
     (f) Indebtedness that is subordinated to the Notes that is Incurred by the Company the proceeds of which are used to satisfy applicable minimum capital requirements imposed by applicable regulatory authorities of such Regulated Subsidiary.
     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.
     “Indenture” means this indenture, as amended or supplemented from time to time.
     “Initial Collateral” means all of the Capital Stock of SAI Holdings, Inc., Penson Holdings, Inc., Penson Financial Services, Inc., and GHP1, Inc., one of the two general partners of Penson GHCO and 65% of the Capital Stock of Penson Financial Services Canada, Inc.
     “Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Notes by the Company.
     “Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.
     “Insurance Regulated Subsidiary” means any Subsidiary which conducts an insurance business such that it is regulated by any supervisory agency, state insurance department other state, federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

     “Interest Payment Date” means each May 15th and November15th of each year, commencing November 15, 2010.
     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, by and among Regions Bank, in its capacity as First Lien Collateral Agent, the Collateral Agent, the Company and the Subsidiary Guarantors (the “Initial Intercreditor Agreement”) and any amended, replacement or subsequent intercreditor agreement entered into in accordance with Section 9.01.
     “Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
     “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding (1) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, (2) investments (including deposits) for the account of customers of the Company or a Restricted Subsidiary, (3) prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries, (4) endorsements for collection or deposit arising in the ordinary course of business) and (5) capital contribution to, or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by (but excluding checks or other payments for goods and services), such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any sale or other disposition of Capital Stock of a Restricted Subsidiary and (3) any trading position taken by the Company and its Restricted Subsidiaries for their own account (with the amount of any such Investments described in this clause (3) at the close of business of any trading day being equal to the net amount at such time that the Company and its Restricted Subsidiaries would be required to pay at such time to settle such trading position); provided that “Investment” shall not include the acquisition of debt securities issued or fully and unconditionally guaranteed by the United States, Canada, or any State or Province thereof or any member of the European Union to the extent such debt securities are acquired for purposes of resale to customers of the Company and its Restricted Subsidiaries and not for investment purposes. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (1) or (2) of Section 4.10.
     “Investment Grade Status” shall apply at any time the Notes receive both a rating of “BBB-” or higher from S&P and a rating of “Baa3” or higher from Moody’s, in each case, with a stable or better outlook.
     “Investment Securities” means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.
     “Issue Date” means May 6, 2010.
     “JBO Preferred Stock” means preferred stock issued by a Regulated Subsidiary to brokers or dealers for purposes of establishing a joint back office arrangement as set forth in FINRA Rule 2520; provided (i) such preferred stock does not accrue dividends, and (ii) such preferred stock is issued in the ordinary course of business substantially consistent with the past practice of the Company and its Subsidiaries.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
     “Make Whole Amount” means, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of the Notes to be redeemed and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of the Notes to be redeemed at May 15, 2014 (as set forth in the table in Section 3.01) plus (2) the remaining scheduled interest payments on the Notes to be redeemed through May 15, 2014 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of the Notes to be redeemed.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Cash Proceeds” means:
     (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of
     (1) brokerage commissions and other fees and expenses (including attorney’s fees, accountants’ fees, underwriters’, placement agents’ and other investment bankers’ fees, commissions and consultant fees) related to such Asset Sale;
     (2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, together with any actual distributions to shareholders of the type contemplated under Section 4.04(b)(9) with respect to the taxable income relating to such Asset Sale;
     (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale (other than the Notes) that is secured by a Lien on the property or assets sold (other than a Lien, if any, ranking junior to the Liens securing the Notes); and
     (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary as an escrow or a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and
     (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents, and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.
     “Notes” has the meaning assigned to such term in the Recitals.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Offering Memorandum” means the Company’s offering memorandum dated April 29, 2010 used in connection with the offering of the Notes.
     “Offer to Purchase” means an offer to purchase Notes by the Company to the Holders commenced by mailing a notice to the Trustee and each Holder stating:
     (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis (to the extent of the Excess Proceeds, in the case of an offer pursuant to Section 4.10);
     (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);
     (3) that any Note not tendered shall continue to accrue interest pursuant to its terms;
     (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
     (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;
     (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

     (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or multiples of $1,000 in excess thereof.
     On the Payment Date, the Company shall (a) accept for payment (on a pro rata basis to the extent necessary in connection with an offer pursuant to Section 4.10) Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or multiples of $1,000 in excess thereof. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if the Company is required to repurchase Notes pursuant to an Offer to Purchase.
     “Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.
     “Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05.
     “Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
     “Permitted Investment” means:
     (1) an Investment in the Company or a Restricted Subsidiary or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person’s primary business is a Related Business on the date of such Investment;
     (2) Temporary Cash Investments;
     (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;
     (4) stock, obligations, securities or other investments received in satisfaction of judgments, or in exchange for another Investment or accounts receivable in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other

Investment or accounts receivable, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or in respect of the restructuring or settlement of obligations of financially troubled account debtors;
     (5) Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, securities prices, foreign currency exchange rates or interest rates;
     (6) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
     (7) Investments by Regulated Subsidiaries in the ordinary course of business and not in connection with proprietary trading;
     (8) other Investments (including in connection with proprietary trading and foreign exchange positions) in respect of which charges to net regulatory capital shall not exceed 10% of the Company’s and its Restricted Subsidiaries’ net regulatory capital as of the most recent date for which internal financial statements are available;
     (9) other Investments (other than in connection with proprietary trading or foreign exchange positions) in an aggregate amount not to exceed $60.0 million outstanding at any time; provided that no more than $20.0 million of such Investments may be made in any fiscal year; and
     (10) any other investment arising from any of the transactions excluded from the definition of Indebtedness by the proviso to such definition.
     “Permitted Liens” means:
     (1) Liens for taxes, assessments, governmental charges or claims that are not yet due or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;
     (2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including a lender’s unexercised rights of set-off) arising in the ordinary course of business and with respect to amounts not past due for a period of more than 30 days or which are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;
     (3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
     (4) Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts and leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

     (5) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;
     (6) leases and subleases and licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;
     (7) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
     (8) any interest or title of a lessor or licensor in the property subject to any Capitalized Lease or operating lease or license;
     (9) Liens arising from filing Uniform Commercial Code financing statements regarding leases or precautionary filings;
     (10) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
     (11) Liens in favor of the Company or any Restricted Subsidiary;
     (12) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;
     (13) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
     (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (15) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities or securities;
     (16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date;
     (17) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;
     (18) Liens on or sales of receivables or mortgages;

     (19) Liens securing other obligations in an amount not to exceed $5.0 million at any time outstanding;
     (20) security deposits under leases and other agreements entered into in the ordinary course of business;
     (21) Liens on assets of a Regulated Subsidiary granted in the ordinary course of business securing obligations of such Regulated Subsidiary incurred in compliance with this Indenture;
     (22) Liens which constitute rights of set-off of a customary nature or bankers’ liens or securities intermediaries’ liens with respect to amounts on deposit or investment property, as applicable, whether arising by operation of law or by contract, in connection with arrangements entered into with banks or securities intermediaries in the ordinary course of business; and
     (23) Liens imposed by law in respect of judgments so long as such judgments are not Defaults.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Pledge Agreement” means the pledge agreement by and among the Company, each Subsidiary of the Company party thereto and U.S. Bank National Association, as Collateral Agent, dated as of the date hereof, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and this Indenture.
     “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation (it being understood that JBO Preferred Stock shall not be deemed to be Preferred Stock).
     “Rating Agency” means any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     “Register” has the meaning assigned to such term in Section 2.09.
     “Registrar” means a Person engaged to maintain the Register.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the May 1st or November 1st (whether or not a Business Day) next preceding such Interest Payment Date.
     “Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, an Insurance Regulated Subsidiary, a Subsidiary of the Company regulated as a futures commission merchant and any other Subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable regulatory authorities.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

     “Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S that bears the Regulation S Global Note Legend.
     “Regulation S Global Note Legend” means the legend set forth in Exhibit I.
     “Related Business” means any financial services business which is substantially the same as or ancillary or complementary to any business of the Company or any of its Restricted Subsidiaries that is being conducted on the Issue Date, including, but not limited to, broker-dealer services, insurance, investment advisory services, specialist and other market making activities, trust services, underwriting and the creation of and offers and sales of interests in mutual funds and technology systems and support services for financial services businesses and provided, for the avoidance of doubt, that a change in the customer mix is not a change in business.
     “Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on such date; provided, that in the event the Company elects to utilize any Net Cash Proceeds from an Asset Sale to increase regulatory capital of a Regulated Subsidiary (whether directly or through an intermediate holding company or companies), the Company will be deemed to have acquired Replacement Assets in an amount equal to the amount of such Net Cash Proceeds so utilized.
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Legend” means the legend set forth in Exhibit C.
     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Ridge Acquisition” means the Company’s acquisition of the clearing contracts related to the correspondent clearing and execution business of Ridge as described in the Offering Memorandum.
     “Ridge Asset Purchase Agreement” means the Asset Purchase Agreement, dated November 2, 2009, as amended, with Broadridge Financial Solutions, Inc. and Ridge Clearing & Outsourcing Solutions, Inc. in connection with the Ridge Acquisition.
     “Ridge EBITDA” means, for any period prior to the closing of the Ridge Acquisition (the “Applicable Period”), the actual historical revenue attributable to the assets which are the subject of the Ridge Acquisition (the “Ridge Assets”) for the Applicable Period, less the Company’s good faith estimate (which estimate shall be consistent with the standards used in presenting the Ridge EBITDA in the Offering Memorandum) of the operating costs that would have been incurred by the Company in respect of the Ridge Assets for the Applicable Period had the Ridge Acquisition occurred as of the first day of the Applicable Period (including, without limitation, servicing and technology fees payable to the seller or Affiliates of seller of the Ridge Assets, and the Company’s estimate of fixed and variable costs and compensation expenses).

     “Rule 144A” means Rule 144A under the Securities Act.
     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “Rule 144A Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.
     “Sale-Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person sells or transfers property and then or thereafter leases such property or any substantial part thereof which such Person intends to use for substantially the same purpose or purposes as the property sold or transferred, provided that for purposes of this definition, “property” shall not include Investment Securities.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Second Priority Liens” means the second-priority liens on the Collateral created in favor of the Collateral Agent, subject to Liens permitted under Section 4.09.
     “Security Documents” means the Pledge Agreement, the Intercreditor Agreement and any other agreement entered into by the Company or any Subsidiary Guarantor in favor of the Trustee for purposes of providing a security interest to the Trustee in any assets of the Company or the Subsidiary Guarantors.
     “Seller Note” means the promissory note to be issued to the seller in the Ridge Acquisition.
     “Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.
     “Specified Indebtedness” means (i) the Seller Note, (ii) the Convertible Notes and (iii) any Indebtedness the proceeds of which are applied to refinance Indebtedness described in the foregoing clauses (i) and (ii) in reliance on the exception set forth in Section 4.04(b)(2).
     “Springing Collateral” means any assets other than Initial Collateral and Additional Collateral of the Company or any of its Restricted Subsidiaries that are affirmatively pledged pursuant to the Credit Agreement as collateral for Indebtedness of the Company or a Subsidiary Guarantor incurred under the Credit Agreement pursuant to Section 4.03(a)(1).

     “Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
     “Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association or any equivalent arrangement under other stock lending arrangements, including the Global Master Securities Lending Agreement.
     “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.
     “Subsidiary Guarantor” means any Domestic Subsidiary which provides a Subsidiary Guarantee of the Company’s obligations under this Indenture and Notes pursuant to Section 4.07.
     “Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such Guarantees.
     “Temporary Cash Investment” means any of the following:
     (1) direct obligations of the United States of America, Canada, the United Kingdom, Australia or other jurisdictions where the Company or any of its Subsidiaries operate or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America, Canada, the United Kingdom, Australia or such other jurisdictions where the Company or any of its Subsidiaries operate or any agency thereof, in each case maturing within two year unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any Indebtedness;
     (2) demand deposits, time deposit accounts, bankers acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company (i) has capital, surplus and undivided profits aggregating in excess of, in a case of deposits that are fully insured or guaranteed by the United States of America, Canada, any member of the European Union or Japan, $100 million, and in the case of deposits that are not so insured or guaranteed, $250 million (in either case, or the foreign currency equivalent thereof) or (ii) is a money market fund sponsored by a registered broker dealer or mutual fund distributor;
     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;
     (4) commercial paper, maturing not more than nine months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

     (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;
     (6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above; and
     (7) in the case of any Restricted Subsidiary of the Company with operations in jurisdictions outside the United States of America, other short term investments that are customarily used for short term cash management purposes in the jurisdiction(s) in which such Restricted Subsidiary operates.
     “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
     “Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.
     “Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to May 15, 2014; provided, however, that if the period from the redemption date to May 15, 2014 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to May 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.
     “Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
     “Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and

Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with such Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
     “U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Well Capitalized” with respect to any Regulated Subsidiary, means that such Regulated Subsidiary is in compliance with the minimum net capital requirements applicable to such Subsidiary pursuant to the requirements of the primary regulatory authority having jurisdiction over such Subsidiary in the country in which such Regulated Subsidiary derived the largest portion of its consolidated revenue during the Company’s most recently ended fiscal quarter.
     “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership all of the outstanding Capital Stock of such Subsidiary by such Person or one or more Wholly Owned Subsidiaries of such Person.
     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security holder” means a Holder or a Noteholder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and

     “obligor” on the indenture securities means the Company or any other obligor on the Notes.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.03. Rules of Construction. Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (iii) “or” is not exclusive;
     (iv) words in the singular include the plural, and words in the plural include the singular;
     (v) provisions apply to successive events and transactions;
     (vi) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and
     (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.
ARTICLE 2
THE NOTES
     Section 2.01. Form, Dating and Denominations; Legends.
     (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.
     (b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5) or (c) or Section 2.09(b)(4), each Note will bear the Restricted Legend.
     (2) Each Global Note will bear the DTC Legend.
     (3) Each Regulation S Global Note will bear the Regulation S Global Note Legend.

     (4) Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).
     (c) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.
     (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.
     Section 2.02. Execution and Authentication.
     (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
     (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.
     (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver Notes for original issue in the aggregate principal amount not to exceed $200,000,000, after the following conditions have been met:
     (1) Receipt by the Trustee of an Officers’ Certificate specifying
     (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
     (B) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and
     (C) other information the Company may determine to include or the Trustee may reasonably request.
     The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 or multiples of $1,000 in excess thereof.

     Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.
     (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.
     (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. If the Company or any Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
     Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture; provided that (i) the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company that such requirements have been met within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee, and (ii) the requirements of this Section 2.04 are met. An affidavit of lost certificate and an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.
     Section 2.05. Outstanding Notes.
     (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for
     (1) Notes cancelled by the Trustee or delivered to it for cancellation;
     (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

     (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
     (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.
     Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.
     Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.
     Section 2.09. Registration, Transfer and Exchange.
     (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

     (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
     (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.09 and Section 2.10.
     (3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
     (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Regulation S Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.
     (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.
     (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.09 by noting the same in the register maintained by the Trustee for the purpose; provided that
     (x) no transfer or exchange will be effective until it is registered in such register and
     (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.
     From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.09.
     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).
     (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
     (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     Section 2.10. Restrictions on Transfer and Exchange.
     (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
     (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
Rule 144A Global Note	Rule 144A Global Note	(1)
Rule 144A Global Note	Regulation S Global Note	(2)
Rule 144A Global Note	Certificated Note	(3)
Regulation S Global Note	Rule 144A Global Note	(4)
Regulation S Global Note	Regulation S Global Note	(1)
Regulation S Global Note	Certificated Note	(5)
Certificated Note	Rule 144A Global Note	(4)
Certificated Note	Regulation S Global Note	(2)
Certificated Note	Certificated Note	(3)
     (1) No certification is required
     (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.
     (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

     (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
     (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Regulation S Global Note. If the requested transfer involves a beneficial interest in a Regulation S Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.
     (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate.
     Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.
     (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
     Section 2.11. Regulation S Global Notes.
     (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Regulation S Global Note Legend.
     (b) An owner of a beneficial interest in a Regulation S Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period).
     Section 2.12. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the registered Holder of any Global Notes as the absolute owner of such Global Notes for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Note be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Notes are registered as the owner of such Notes for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes whatsoever, whether or not such Notes be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

ARTICLE 3
REDEMPTION; OFFER TO PURCHASE
     Section 3.01. Optional Redemption. Except as described below, the Notes are not redeemable at the Company’s option until May 15, 2014. On and after May 15, 2014, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2014	106.250%
2015	103.125%
2016 and thereafter	100.000%
     In addition, at any time and from time to time prior to May 15, 2014, the Company may redeem all or any portion of the Notes outstanding at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related Interest Payment Date), plus the Make Whole Amount.
     Section 3.02. Redemption with Proceeds of Public Equity Offering. At any time prior to May 15, 2013, the Company may redeem up to 35% of the initial principal amount of the Notes with the Net Cash Proceeds of from one or more sales of its Capital Stock (other than Disqualified Stock and other than a sale to a Subsidiary) at a redemption price equal to 112.500% of their principal amount, plus accrued and unpaid interest (subject to the rights of Holders of record on a record date to receive interest on the related Interest Payment Date), provided that at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.
     Section 3.03. Method and Effect of Redemption.
     (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate not less than 35 days nor more than 90 days before the redemption date. If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes for redemption (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or (2) if the Notes are not listed on a national securities exchange, by lot, at random, or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, in each case in denominations of $2,000 principal amount and multiples thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date, except where DTC requires a longer period.

     (b) The notice of redemption will identify the Notes (including the CUSIP numbers) to be redeemed and will include or state the following:
     (1) the redemption date;
     (2) the redemption price, including the portion thereof representing any accrued interest;
     (3) the place or places where Notes are to be surrendered for redemption;
     (4) Notes called for redemption must be so surrendered in order to collect the redemption price;
     (5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;
     (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and
     (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. If moneys to pay the redemption price are on deposit with a Paying Agent as provided in this Indenture, commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.
ARTICLE 4
COVENANTS
     Section 4.01. Payment of Notes. The Company shall pay, or cause to be paid, the principal of, premium, if any, and interest on the Notes (including payments in connection with any redemption or an Offer to Repurchase) on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 11:00 a.m. (New York City time) on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.02. As provided in Section 6.07, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.
     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

     Section 4.02. Maintenance of Office or Agency
     The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.03.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.03.
     Section 4.03. Limitation on Indebtedness and Issuances of Preferred Stock.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, including Disqualified Stock (other than the Notes, any Subsidiary Guarantees and Indebtedness existing on the Issue Date), and the Company will not permit any Restricted Subsidiary to issue Preferred Stock; provided that the Company or any Subsidiary Guarantor may Incur Indebtedness and any Restricted Subsidiary may acquire Acquired Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be greater than (x) on or prior to May 1, 2011, 2.25:1 and (y) after May 1, 2011, 2.50:1.
     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
     (1) Indebtedness of the Company or any Subsidiary Guarantor under the Credit Agreement in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $100.0 million; provided that, at any time that the Consolidated EBITDA (with such pro forma and other adjustments to Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio) of the Company for the most recent four full fiscal quarters for which financial statements are available exceeded $100.0 million, the maximum amount of Indebtedness that may be Incurred pursuant to this clause (1) shall be increased to the lesser of (x) $125.0 million and (y) the Consolidated EBITDA (with such pro forma and other adjustments to Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio) of the Company for such period; provided, further, that for purposes of the foregoing proviso, Indebtedness under a revolving facility shall be deemed to have been Incurred on the date commitments thereunder are established in the full amount of such commitments and shall be deemed to be outstanding at all times such commitments remain in effect and the Company or applicable Restricted Subsidiary will be allowed to borrow and re-borrow the maximum committed amount under such commitments for so long as such commitments remains in effect so long as it could have Incurred such Indebtedness pursuant to this clause (1) on the date the facility was entered into;
     (2) Indebtedness owed to the Company or any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);
     (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (1) or (2) above or clause (6) below) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or a Subsidiary Guarantee shall only be permitted under this clause (3) if (x) in the case where the Indebtedness to be refinanced is pari passu with the Notes or a Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is similarly pari passu in right of payment with, or expressly made subordinate in right of payment to, the Notes or the Subsidiary Guarantee, as the case may be, or (y) in the case where the Indebtedness to be refinanced is expressly subordinated in right of payment to the Notes or a Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made similarly subordinate in right of payment to the Notes or the Subsidiary Guarantee, as the case may be, at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Subsidiary Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded;
     (4) Guarantees of Indebtedness of the Company or of any Restricted Subsidiary by any Restricted Subsidiary; provided that any Restricted Subsidiary that provides any Guarantee of such Indebtedness complies with Section 4.07 to the extent such Section is applicable;
     (5) Capitalized Lease Obligations, purchase money obligations and other Indebtedness the proceeds of which are used to acquire fixed or capital assets (and any related software or other soft costs) used in a Related Business in an aggregate amount (together with all refinancing indebtedness in respect thereof pursuant to clause (3) above) not to exceed $25.0 million at any time outstanding;
     (6) other Indebtedness in an aggregate amount not to exceed $10.0 million at any time outstanding;
     (7) short-term Indebtedness (including indebtedness under demand, intraday and overnight facilities) under credit facilities of Regulated Subsidiaries incurred in the ordinary course of business;

     (8) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $5.0 million at any time outstanding;
     (9) advances by landlords in respect of tenant improvements; and
     (10) Indebtedness under the Seller Note.
     (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.03 will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or due to fluctuations in the value of commodities or securities which underlie such Indebtedness. For the purposes of determining compliance with any restriction on the Incurrence of Indebtedness (x), the U.S dollar equivalent principal amount of any Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt and (y) the principal amount of any Indebtedness which is calculated by reference to any underlying security or commodity shall be calculated based on the relevant closing price of such commodity or security on the date such Indebtedness was incurred. Accrual of interest, fees or expenses, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, accretion of original issue discount, and the accretion of liquidation preference will not be deemed to be an Incurrence of Indebtedness.
     (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (x) Indebtedness outstanding under the Credit Agreement on the Issue Date shall be treated as having been Incurred pursuant to clause (1) of the second paragraph of Section 4.03(a) and (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of Section 4.03(a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.
     (d) Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes or the applicable Subsidiary Guarantee to the same extent.
     Section 4.04. Limitation on Restricted Payments.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,
     (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock or (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders;
     (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or any Subsidiary Guarantor (including options,

warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company or any Restricted Subsidiary) or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than the Company or a Restricted Subsidiary);
     (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of indebtedness Incurred by the Company that is expressly subordinated in right of payment to the Notes or any Indebtedness Incurred by a Subsidiary Guarantor that is expressly subordinated in right of payment to a Subsidiary Guarantee and that is held by any Person other than the Company or a Restricted Subsidiary;
     (4) make any principal payment, or redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Specified Indebtedness; or
     (5) make any Investment, other than a Permitted Investment (such payments or any other actions restricted in clauses (1) through (4) above or this clause (5) being collectively “Restricted Payments”); if, at the time of, and after giving effect to, the proposed Restricted Payment:
     (A) a Default or Event of Default shall have occurred and be continuing;
     (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a);
     (C) the aggregate amount of all Restricted Payments made after the Issue Date shall exceed the sum of
     (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2010 and ending on the last day of such fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, provided that such Adjusted Consolidated Net Income may only be recognized during those quarters for which the Company has filed reports with the SEC to the extent provided in Section 4.13 or has furnished comparable financial information to the Trustee, plus
     (2) the aggregate Net Cash Proceeds received by the Company after the Issue Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale upon the conversion into Capital Stock (other than Disqualified Stock) of the Company of Indebtedness permitted by this Indenture and issued for cash subsequent to the Issue Date, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus
     (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments (other than Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
     (b) The foregoing provision shall not be violated by reason of:
     (1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;
     (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Specified Indebtedness or Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of Section 4.03(a);
     (3) the repurchase, redemption or other acquisition of Capital Stock of the Company or a Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) or a dividend on such Capital Stock in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company to a Person that is not a Subsidiary of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a Change of Control, the Company has made an Offer to Purchase and purchased all Notes validly tendered for payment in accordance with Section 4.11);
     (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Specified Indebtedness or Indebtedness which is subordinated in right of payment to the Notes or any Subsidiary Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company to a Person that is not a Subsidiary of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a Change of Control, the Company has made an Offer to Purchase and purchased all Notes validly tendered for payment in accordance with Section 4.11);
     (5) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company to a Person that is not a Subsidiary of the Company;
     (6) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof and repurchases of Capital Stock upon the withholding of a portion of the Capital Stock in respect of withholding taxes in connection with the exercise of an option, the vesting of a restricted stock unit or other grant or award to an employee under the Company’s compensation plans or arrangements;
     (7) the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock); provided that the aggregate amount of all such repurchases pursuant to this clause (7) shall not exceed $5.0 million;
     (8) the redemption, repurchase, defeasance or other acquisition or retirement of any shares of JBO Preferred Stock;
     (9) payments upon the conversion or exercise of convertible securities, warrants or options (x) in respect of fractional entitlements or (y) solely to the extent the Company is not permitted to settle the Convertible Notes in shares of its common stock pursuant to the indenture governing the Convertible Notes (as in effect on the Issue Date);
     (10) other Restricted Payments in an amount not to exceed $5.0 million; and
     (11) (x) the redemption, repurchase, defeasance or other acquisition or retirement for value of Specified Indebtedness, so long as either (1) after giving effect thereto, the Consolidated Leverage Ratio would be less than 3.00:1.00 or (2) such redemption, repurchase, defeasance or other acquisition or retirement is made other than from the proceeds of Indebtedness and immediately after giving effect to such transaction, no Indebtedness is actually outstanding under clause (1) of the second paragraph of Section 4.03(a) (for the avoidance of doubt, disregarding the second proviso to such clause (1) for such purpose) or (y) the non-cash reduction of principal of the Seller Note if effected pursuant to and in accordance with Section 10.2(c) of the Ridge Asset Purchase Agreement.
provided that, in the case of clause (9), (10) and (11)(x), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.
     (c) Each Restricted Payment permitted pursuant to clause (1) of the preceding paragraph and clauses (3), (4), (5) (but, in the case of clause (5), only to the extent of any capital contribution or the Net Cash Proceeds from any issuance of Capital Stock referred to therein), (9) and (11), shall be included in calculating whether the conditions of clause (C) of Section 4.04(a) have been met with respect to any subsequent Restricted Payments. If the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or other Indebtedness that is not subordinated to the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of Section 4.04(a) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.
     (d) For purposes of determining compliance with this Section 4.04, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including Section 4.04(a), the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.
     Section 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to
     (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;
     (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;
     (3) make loans or advances to the Company or any other Restricted Subsidiary; or
     (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
The foregoing provisions shall not restrict any encumbrances or restrictions:
     (1) in the Credit Agreement or any other agreements in effect on the Issue Date, including this Indenture and the Security Documents and any extensions, refinancings, renewals or replacements of such agreements or other agreements entered into after the Issue Date; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals, replacements or other agreements taken as a whole are not materially less favorable to the Holders than those encumbrances or restrictions that are in effect on the Issue Date;
     (2) existing from time to time under or by reason of applicable law including rules, policies and regulations of and agreements with any regulatory authority having or claiming jurisdiction over the Company or any Restricted Subsidiary, including, but not limited to the CFTC, the SEC, IIROC or any self regulatory organization of which such Regulated Subsidiary is a member, or the imposition of conditions or requirements pursuant to the enforcement authority of any such regulatory authority or self regulatory organization;
     (3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to the Company or any other Restricted Subsidiary or the property or assets of the Company or other Restricted Subsidiary other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are not materially less favorable to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
     (4) in the case of clause (4) of the first paragraph of this Section 4.05:
     (A) that restrict in a customary manner the subletting, sublicensing, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;
     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture; or

     (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary taken as a whole;
     (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;
     (6) restrictions imposed by any agreement secured by Liens otherwise permitted in Section 4.09 on the assets subject to such Liens;
     (7) restrictions in the nature of time deposits or other Investments required to be held for fixed periods; or
     (8) restrictions in the Seller Note.
     Section 4.06. Maintenance of Regulatory Capital. The Company will not allow Penson Financial Services, Inc., for so long as it is a Restricted Subsidiary, to have a regulatory net capital (as required by the SEC) that is not at least equal to 5.5% of its aggregate debit balances for four consecutive Business Days.
     Section 4.07. Additional Subsidiary Guarantees. If (i) any Restricted Subsidiary that is a Domestic Subsidiary and not a Regulated Subsidiary holds assets that constitute Additional Collateral or Springing Collateral and is required to grant a security interest in such assets to the Trustee in accordance with the terms of this Indenture, or (ii) any Restricted Subsidiary that is not a Regulated Subsidiary, directly or indirectly, Guarantees any Indebtedness in excess of $5.0 million (“Guaranteed Indebtedness”) of the Company or any Subsidiary Guarantor, then, in each case, such Restricted Subsidiary, to the extent permitted by law, shall, concurrently with the grant of the Lien in the case of clause (i) and within 30 days after such obligation arises in the case of clause (ii), deliver a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary.
     Section 4.08. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Affiliates of any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would reasonably be expected to be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in an arm’s-length transaction with a Person that is not such a holder or an Affiliate and, if such transaction or series of related transactions involves consideration in excess of $10.0 million either (A) such transactions have been approved by a majority of the disinterested members of the Board of Directors or (B) the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.
     The foregoing limitation does not limit, and shall not apply to:
     (1) any transaction solely among the Company or its Restricted Subsidiaries or any combination thereof;

     (2) the payment of customary compensation to employees, officers and directors of the Company and customary indemnification arrangements entered into by the Company and its Restricted Subsidiaries;
     (3) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;
     (4) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;
     (5) the granting or performance of registration rights under a written agreement and approved by the Board of Directors of the Company, containing customary terms, taken as a whole;
     (6) loans to an Affiliate who is an officer, director or employee of the Company or a Restricted Subsidiary in the ordinary course of business in accordance with Sections 7 and 13(k) of the Exchange Act;
     (7) brokerage products and services typically offered to the Company’s customers on substantially the same terms and conditions as those offered to the Company’s customers;
     (8) any Permitted Investments or any Restricted Payments not prohibited by Section 4.04; or
     (9) transactions pursuant to agreements in effect on the Issue Date and described in the Offering Memorandum (including the documents incorporated by reference therein), or any extensions, modifications, renewals or replacements of any such agreement; provided that any such extensions, modifications, renewals or replacements taken as a whole are not materially less favorable to the Company than the agreement as in effect on the Issue Date.
     Section 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, other than:
     (1) Liens existing on the Issue Date;
     (2) Liens granted after the Issue Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;
     (3) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;
     (4) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under subclause (3) of the second paragraph of Section 4.03(a); provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

     (5) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item (and proceeds thereof);
     (6) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;
     (7) Liens securing Indebtedness which is Incurred under subclause (1) of the second paragraph of Section 4.03(a); and
     (8) Permitted Liens.
     Section 4.10. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash, cash equivalents or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness and other unsubordinated liabilities of the Company or any Restricted Subsidiary (in each case, other than Indebtedness owed to the Company or a Restricted Subsidiary), provided that, in the case of Indebtedness, the Company or such Restricted Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness, or (c) Replacement Assets.
     If the Company or any of its Restricted Subsidiaries receives Net Cash Proceeds from any Asset Sales, then the Company shall or shall cause the relevant Restricted Subsidiary to within twelve months after the date of receipt of such Net Cash Proceeds:
     (1) apply an amount equal to such Net Cash Proceeds to permanently repay Indebtedness of the Company outstanding under subclause (1) of the second paragraph of Section 4.03(a); or
     (2) invest an equal amount, or the amount not so applied pursuant to clause (1), in Replacement Assets.
     The amount of Net Cash Proceeds required to be applied during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”
     If the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $15.0 million, the Company must commence, within 30 days, an Offer to Purchase from the holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess

Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date.
     To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any other purpose which is permitted by this Indenture.
     If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.
     Section 4.11. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, an Offer to Purchase for all Notes then outstanding, and subsequently consummate such Offer to Purchase Notes unconditionally tendered and not withdrawn, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date.
     The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Notes validly tendered and not withdrawn in such offer to purchase.
     Section 4.12. Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any material respect in any business other than a Related Business.
     Section 4.13. SEC Reports and Reports to Holders. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will, within the time periods that would be applicable if the Company was required to file such reports, furnish to the Holders of Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms (other than any separate financial statements of any Subsidiary of the Company that would be required to be included in any such filing), including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of the Company. Additionally, unless the Commission will not accept such filings, the Company will file all such reports with the Commission. The availability of the foregoing materials on the SEC’s EDGAR service or on the Company’s website shall be deemed to satisfy the Company’s delivery obligation.
     Delivery of reports, information and documents to the Trustee under this Section is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein.
     In addition, for so long as any Notes remain outstanding, if at any time the Company has not filed the SEC reports required by the preceding paragraph, the Company shall make available to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     Section 4.14. Payments of Taxes. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.
     Section 4.15. Compliance Certificates.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each such entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).
     Section 4.16. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.17. Suspension of Covenants.
             (a) During any period of time that the Notes have Investment Grade Status, the Company and the Restricted Subsidiaries shall not be subject to covenants described under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10 and 4.12 (collectively, the “Suspended Covenants”).
             (b) Additionally, at such time as the Suspended Covenants are not in effect (a “Suspension Period”), the Company shall no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.
             (c) In the event that the Company and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes cease to have Investment Grade Status, then the Suspended Covenants will apply with respect to events occurring following the Reversion Date.
             (d) On each Reversion Date, all Indebtedness and Preferred Stock of Subsidiaries Incurred during the Suspension Period prior to such Reversion Date shall be deemed to be Indebtedness and Preferred Stock existing on the Issue Date. For purposes of calculating the amount available to be made as Restricted Payments under clause (D) of Section 4.04(a), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (2) through (12) under Section 4.04(b) will reduce the amount available to be made as Restricted Payments under clause (C) of Section 4.04(a), provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. For purposes of Section 4.10, on the Reversion Date, the unutilized amount of Net Cash Proceeds will be reset to zero. In addition, for purposes of Section 4.08, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with a shareholder or an affiliate during the Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date and for purposes of Section 4.05, all contracts entered into during the Suspension period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date. On and after each Reversion Date, the Company and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period. For purposes of Section 4.12, all businesses in which the Restricted Subsidiaries shall be engaged on such Reversion Date shall constitute a Related Business.
ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS
     Section 5.01. Consolidation, Merger and Sale of Assets. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:
     (1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be an entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under this Indenture, the Security Documents and the Notes; provided that if such continuing Person or Person shall not be a corporation, such entity shall organize or have a wholly-owned Subsidiary in the form of a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under this Indenture, the Security Documents and the Notes;
     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (3) immediately after giving effect to such transaction on a pro forma basis the Company or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a);
     (4) it delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture and Security Documents complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and
     (5) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Subsidiary Guarantee confirmed that its Subsidiary Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and this Indenture;
provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of organization or convert the form of organization of the Company to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.
     Section 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Security Documents with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.
ARTICLE 6
EVENTS OF DEFAULT AND REMEDIES
     Section 6.01. Events of Default. Any of the following events shall constitute an “Event of Default” hereunder with respect to the Notes:
     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
     (c) default in the performance or breach of Section 5.01 or the failure by the Company to make or consummate an Offer to Purchase in accordance with Section 4.10 or 4.11;
     (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches (x) any other covenant or agreement in this Indenture or the Notes (other than a default specified in clause (a), (b) or (c) of this Section 6.01 or a default under either Section 4.06 or Section 4.13) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes, (y) Section 4.13 and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes or (z) Section 4.06 and such default continues for a period of six (6) consecutive Business Days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; provided that no Event of Default shall occur under this clause (d) if the circumstances resulting in such Default have been remedied (to cease including by the delivery of the applicable notice or taking of an applicable action even though after the date specified for such notice or action) during the applicable cure period specified above;
     (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended;
     (f) any final judgment or order (not covered by insurance) that is non-appealable for the payment of money in excess of $20.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding at one time and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including, without limitation, the Securities Investor Protection Act of 1970), (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
     (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including, without limitation, the Securities Investor Protection Act of 1970), or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;
     (i) failure by any Regulated Subsidiary that is a Significant Subsidiary to have regulatory capital in an amount sufficient for such Regulated Subsidiary to be Well Capitalized and such condition continues for a period of 30 days;
     (j) if the Company shall become ineligible to hold (directly or indirectly) the Capital Stock of a Broker Dealer Regulated Subsidiary that is a Significant Subsidiary by reason of a statutory disqualification or otherwise and such condition continues for a period of 30 days;
     (k) the Commission shall revoke the registration of any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary as a broker-dealer under the Exchange Act or any such Broker Dealer Regulated Subsidiary shall fail to maintain such registration and such condition continues for a period of 30 days;
     (l) the Examining Authority (as defined in Rule 15c3-1) for any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall suspend (and shall not reinstate within 10

Business Days) or shall revoke such Broker Dealer Regulated Subsidiary’s status as a member organization thereof and such condition continues for a period of 30 days;
     (m) any Subsidiary Guarantor that is a Significant Subsidiary repudiates its obligations under its Subsidiary Guarantee or, except as permitted by this Indenture, any Subsidiary Guarantee shall for any reason cease to be in full force and effect; or
     (n) any Lien in favor of the Trustee purported to be created by any Security Document on any Collateral shall cease to constitute a valid security interest in such Collateral except in accordance with this Indenture.
     Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) of Section 6.01 shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     Notwithstanding Section 6.01, and subject to Sections 6.03 and 6.04, for the first 180 days immediately following any violation of any obligations the Company may be deemed to have pursuant to section 314(a)(1) of the Trust Indenture Act or as set forth in the first paragraph under Section 4.13, the sole remedy for any such violation shall be the accrual of additional interest on the Notes at a rate per year equal to 0.50% of the outstanding principal amount of the Notes, payable semi-annually at the same time and in the same manner as regular interest on the Notes. In no event shall additional interest accrue at a rate per year in excess of 0.50% pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest. In addition to the accrual of such additional interest, on and after the 180th day, any violation of any obligations the Company may be deemed to have pursuant to section 314(a)(1) of the Trust Indenture Act or as set forth in the first paragraph under Section 4.13, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes and any accrued and unpaid interest, including any additional interest, through the date of such declaration, to be immediately due and payable.

     Section 6.03. Control by Majority.
     (a) The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.
     Section 6.04. Limitation on Suits. A Holder of any Note may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) the Holder gives the Trustee written notice of a continuing Event of Default;
     (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
     For purposes of Section 6.03 of this Indenture and this Section 6.04, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.
     A Holder may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over such other Holder.
     Section 6.05. Rights of Holders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of the Holder.
     Section 6.06. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest of any Note specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of that Note for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in such Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 6.07. Trustee May File Proofs of Claim . The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.08. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
          First: to the Trustee for all amounts due under Section 7.07;
     Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and
     Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.
     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.08.
     Section 6.09. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.09 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.05, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.
     Section 6.10. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 6.11. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.04, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 6.12. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 7
THE TRUSTEE
     Section 7.01. General.
     (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.
     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that
     (i) this paragraph does not limit the effect of the first sentence of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.03 hereof; and
     (iv) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
     Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
     (1) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 13.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.
     (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
     (6) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (7) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
     (8) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (9) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):
     (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
     (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.
     Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
     Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2011, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).
     Section 7.07. Compensation and Indemnity.
     (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

     (b) The Company will indemnify the Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it without gross negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.
     (c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.
     This section shall survive the resignation or removal of the Trustee or the termination of this Indenture.
     Section 7.08. Replacement of Trustee.
(a)	(1) The Trustee may resign at any time by written notice to the Company.
(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.
     A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction at the expense of the Company in the case of the Trustee, for the appointment of a successor Trustee.
     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).
     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.
     Section 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.
     Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.
ARTICLE 8
DEFEASANCE AND DISCHARGE
     Section 8.01. Discharge of Company’s Obligations.
     (a) Subject to paragraph (b), the Company’s obligations under the Notes and this Indenture and the Security Documents, and each Subsidiary Guarantor’s obligations under its Subsidiary Guarantee and the Security Documents, will be discharged and will cease to be of further effect as to all Notes issued hereunder when:
(1) either:
     (a) all Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced, Notes that are paid pursuant to Section 4.01 and Notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable under such Indenture; or
     (b) all Notes mature within one year or are to be called for redemption within one year and the Company has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the Notes to the date of maturity or redemption and all other sums payable under this Indenture;

     (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under this Indenture or any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;
     (3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as applicable; and
     (4) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been satisfied.
     (b) After satisfying the conditions in clause (1)(a), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (1)(b), (2) and (3), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture other than the surviving obligations.
     Section 8.02. Legal Defeasance. On the 91st day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes and this Indenture and the Security Documents, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Subsidiary Guarantor’s obligations under its Subsidiary Guarantee will terminate, provided the following conditions have been satisfied:
     (1) The Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes;
     (2) Immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.
     (3) The Company has delivered to the Trustee
     (A) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option to defease and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; and

     (B) an Opinion of Counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.
     (4) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.
     Prior to the end of the 91-day period, none of the Company’s obligations under this Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for the surviving obligations specified above.
     Section 8.03. Covenant Defeasance. The Company may, subject as provided herein, be released from its obligations to comply with, and shall have no liability in respect of any term, condition or limitation, set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15 and 4.17, clause (3) of Section 5.01, clause (c) of Section 6.01 with respect to such clause (3) of Section 5.01, clause (d) of Section 6.01 with respect to the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15 and 4.17 and clauses (e) and (f) and (i) through (o) of Section 6.01 shall be deemed not to be Events of Default under Section 6.01 (“Covenant Defeasance”) if:
     (i) The Company has complied with clauses (1), (2), (3)(B), and (4) of Section 8.02; and
     (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of such covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.
     Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.
     Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.
     Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.
ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     Section 9.01. Amendments Without Consent of Holders.
     (a) The Company and the Trustee, or the Collateral Agent, as applicable, may amend or supplement this Indenture, the Security Documents and the Notes without notice to or the consent of any Holder
     (1) to cure any ambiguity, defect or inconsistency in this Indenture or the Notes, provided that such amendments or supplements shall not adversely affect the interest of the Holders of the applicable Notes in any material respect;
     (2) to comply with Section 4.07 or Article 5;
     (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;
     (4) to evidence and provide for the acceptance of appointment by a successor Trustee;
     (5) to make any change that does not materially and adversely affect the rights of any Holder;
     (6) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (7) to add Guarantees with respect to the Notes in accordance with the applicable provisions of this Indenture;
     (8) to add additional collateral for the Notes or to release the security interest of the Trustee in any Collateral in accordance with this Indenture or the Security Documents; or
     (9) to conform any provision contained in this Indenture or any Security Document to the Section titled “Description of notes” contained in the Offering Memorandum.
     At the direction of the Company but without the consent of any Holder of Notes, the Trustee shall enter into a subordination agreement with respect to the Seller Note providing that the Company’s obligations under the Seller Note shall be subordinated to the Company’s obligations under the Notes on terms that, taken as a whole, are not materially less favorable to Holders of the Notes than the terms of the subordination agreement of the Seller Note to the Credit Agreement.
     Additionally, at the direction of the Company but without the consent of any Holder of Notes, the Trustee shall enter into one or more intercreditor agreements (or amend any existing intercreditor agreements) with the holders of Indebtedness permitted by clause (a)(1) of Section 4.03 or one or more agents for such holders for purposes of subordinating the Liens securing the Notes Obligations to any Liens securing Indebtedness permitted by clause (a)(1) of Section 4.03 so long as the terms of any such intercreditor agreement (or in the case of an amendment to any existing intercreditor agreement, such agreement as proposed to be amended), taken as a whole, are not materially less favorable to the Holders than the terms of the Initial Intercreditor Agreement. Upon the execution of any such intercreditor agreement, it shall thereby become the Intercreditor Agreement for the purposes hereof.
     Section 9.02. Amendments with Consent of Holders.
     (a) Except as otherwise provided in Section 6.05, Section 9.01 or paragraph (b), the Company and the Trustee may amend this Indenture, the Security Documents and the Notes with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, and the Holders of not less than a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, the Security Documents or the Notes.
     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder of the outstanding Notes, an amendment or waiver may not:
     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,
     (2) reduce the principal amount of, or premium, if any, or interest on, any Note,
     (3) change the optional redemption dates or optional redemption prices of the Notes from that stated under Section 3.01 or, after a Change of Control has occurred under Section 4.11;
     (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;
     (5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;
     (6) waive a default in the payment of principal of, premium, if any, or interest on the Notes or modify any provision of this Indenture relating to modification or amendment thereof;
     (7) reduce the above-stated percentage of outstanding Notes, the consent of whose Holders is necessary to modify or amend this Indenture;
     (8) release any Subsidiary Guarantor from its Subsidiary Guarantee or release the Lien on all or substantially all of the Collateral, in each case, except as provided in this Indenture, or

     (9) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.
     (c) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     Section 9.03. Effect of Consent.
     (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
     Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.
ARTICLE 10
GUARANTEES
     Section 10.01. Guarantees. Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or pursuant to Section 10.05.
     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
     Each Subsidiary Guarantor agrees that it shall not assert any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
     Section 10.02. Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Guarantee to not constitute a fraudulent transfer or conveyance.
     Section 10.03. Execution and Delivery of the Guarantee In the event that the Company is required to cause a Restricted Subsidiary to guarantee the Notes pursuant to Section 4.07, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.07 and this Article 10, to the extent applicable.
     Section 10.04. Guarantors May Consolidate, etc., on Certain Terms. No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:
     (a) subject to the other provisions of this Section, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Guarantee and the Security Documents on the terms set forth herein or therein; and
     (b) immediately after giving effect to such transaction, no Default or Event of Default exists.
     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.
     Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.
     Section 10.05. Releases Following Certain Events. In the event of:
     (1) sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by Section 4.10) or upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture;
     (2) in the case of a Restricted Subsidiary that is required to become a Subsidiary Guarantor solely pursuant to Section 4.07(ii), upon the release or discharge of the Guarantee of the Guaranteed Indebtedness which resulted in the creation of the obligation of such Restricted Subsidiary to provide a Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee;

     (3) in the case of a Restricted Subsidiary that is required to become a Subsidiary Guarantor solely pursuant to Section 4.07(i), upon the release or discharge of the applicable Collateral of such Restricted Subsidiary from the Second Priority Lien; or
     (4) upon any satisfaction and discharge of the Indenture in accordance with Section 8.01 or legal defeasance of the Indenture in accordance with Section 8.02;
in each case in compliance with the terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale, exchange, transfer or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee and the Security Documents. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such release is permitted by Section 10.05, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Guarantee and the Security Documents.
     Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11
RANKING OF SECOND PRIORITY LIENS
     Section 11.01. Relative Rights. The Intercreditor Agreement defines the relative rights, as lienholders, of holders of Second Priority Liens and holders of Liens securing First Lien Obligations. Nothing in this Indenture or the Intercreditor Agreement will:
     (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on such Notes in accordance with their terms or to perform any other obligation of the Company or any other obligor under this Indenture, the Notes, the Subsidiary Guarantee and the Security Documents; or
     (b) restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreement.
ARTICLE 12
COLLATERAL
     Section 12.01. Security Documents. The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Subsidiary Guarantor pursuant to its Subsidiary Guarantee, the payment of all other Obligations and the performance of all other obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents are secured as provided in the Security Documents which the Company and the Subsidiary Guarantor have entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Company shall, and shall cause each Restricted Subsidiary to, and each Restricted

Subsidiary shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are required by the Security Documents to maintain (at the sole cost and expense of the Company and its Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected second priority security interest subject only to Liens permitted under Section 4.09. The Company and the Subsidiary Guarantors shall also take all action required in order for all Additional Collateral and Springing Collateral to be pledged to the Collateral Agent for the benefit of the Holders as and when required by this Indenture.
     Section 12.02. Collateral Agent.
     (a) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.
     (b) Subject to Article 7, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Second Priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Second Priority Liens or Security Documents or any delay in doing so.
     (c) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture or the Security Documents, the Collateral Agent will not be obligated:
     (1) to act upon directions purported to be delivered to it by any other Person;
     (2) to foreclose upon or otherwise enforce any Second Priority Lien; or
     (3) to take any other action whatsoever with regard to any or all of the Second Priority Liens, Security Documents or Collateral.
     (d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Second Priority Liens or Security Documents.
     (e) In acting as Collateral Agent or Co-Collateral Agent, the Collateral Agent and each Co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.
     (f) The Holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities and benefits provided to the Collateral Agent by the Security Documents. Furthermore, each Holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Intercreditor Agreement and Security Documents in each of its capacities thereunder.
     (g) The Trustee or the Collateral Agent, in taking any action under the Security Documents, shall be entitled to receive, if requested, as a condition to take any action, an Officers’ Certificate and

Opinion of Counsel to the effect that such action does not violate this Indenture or the Security Documents, and the Trustee or the Collateral Agent shall be fully protected relying thereon.
     Section 12.03. Authorization of Actions to Be Taken.
     (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of Obligations as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.
     (b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed pursuant to the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes of according to the provisions of this Indenture.
     (c) Subject to the provisions of Article 7, and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions under the Security Documents it deems necessary or appropriate in order to:
     (1) foreclose upon or otherwise enforce any or all of the Second Priority Liens;
     (2) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or
     (3) collect and receive payment of any and all Obligations.
     Section 12.04. Release of Liens.
     The Second Priority Liens on the Collateral pursuant to the Security Documents will automatically and without the need for any further action by any Person be released:
     (1) in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;
     (2)    in whole upon:
(a)	satisfaction and discharge of the Indenture pursuant to Section 8.01; or

(b)	a legal defeasance of the Indenture pursuant to Section 8.02; or

(c)	the Notes achieving Investment Grade Status;
     (3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor (other than to the Company or a Restricted Subsidiary) in a transaction not prohibited by the Indenture at the time of such transfer or disposition or (b) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee, concurrently with the release of such Subsidiary Guarantee;
     (4) in the case of any item of Springing Collateral, upon the release of all Liens on such item of Springing Collateral securing obligations under the Credit Agreement; and
     (5) in whole or in part, in accordance with the applicable provisions of the Intercreditor Agreement.
     Section 12.05. Compensation and Indemnification.
     The Collateral Agent shall be entitled to the compensation, reimbursement of expenses, disbursements and advances, and indemnification set forth in Section 7.7 (with the references to the Trustee therein being deemed to refer to the Collateral Agent).
ARTICLE 13
MISCELLANEOUS
     Section 13.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are specifically referred to herein.
     Section 13.02. Noteholder Communications; Noteholder Actions.
     (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.
     (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
     Section 13.03. Notices.
     (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Subsidiary Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
if to the Company:
Penson Worldwide, Inc.
1700 Pacific Avenue, Suite 1-400
Dallas, Texas 75201
Attention: General Counsel
Fax: (214) 217-5096
if to the Trustee:
U.S. Bank National Association
14241 Dallas Parkway, Suite 490
Dallas, Texas 75254
Attention: Corporate Trust Services
Fax: 972-789-9605
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
     (c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
     Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that all such conditions precedent have been complied with, except that such Opinion of Counsel need not be provided in connection with the issuance of the Notes.
     Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
     (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
     (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
     Section 13.06. Payment Date Other than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
     Section 13.07. Governing Law. This Indenture, including any Subsidiary Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 13.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.
     Section 13.09. Successors. All agreements of the Company or any Subsidiary Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.
     Section 13.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 13.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 13.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

     Section 13.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, manager, partner, equityholder or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting any Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

PENSON WORLDWIDE, INC. as Company
By:	/s/ Daniel P. Son
	Name:	Daniel P. Son
	Title:	President

SAI HOLDINGS, INC. as Subsidiary Guarantor
By:	/s/ Daniel P. Son
	Name:	Daniel P. Son
	Title:	President

PENSON HOLDINGS, INC. as Subsidiary Guarantor
By:	/s/ Daniel P. Son
	Name:	Daniel P. Son
	Title:	Vice Chairman

U.S. BANK NATIONAL ASSOCIATION as Trustee and Collateral Agent
By:	/s/ Brad Hounsel
	Name:	Brad Hounsel
	Title:	Vice President

EXHIBIT A
[FACE OF NOTE]
PENSON WORLDWIDE, INC.
12.50% Senior Second Lien Secured Notes due 2017
No.
[CUSIP]
No. $
     Penson Worldwide, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of                        DOLLARS
($                    ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on May 15, 2017.
     Interest Rate: 12.50% per annum.
     Interest Payment Dates: May 15th and November 15th, commencing November 15, 2010.
     Regular Record Dates: May 1st and November 1st. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Ex. A-1

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	PENSON WORLDWIDE, INC.
By:
Name:
Title:

Ex. A-2

(Form of Trustee’s Certificate of Authentication)
     This is one of the 12.50% Senior Second Lien Secured Notes due 2017 described in the Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Ex. A-3

[REVERSE SIDE OF NOTE]
PENSON WORLDWIDE, INC.
12.50% Senior Second Lien Secured Notes due 2017
1. Principal and Interest.
     The Company promises to pay the principal of this Note on May 15, 2017.
     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 12.50% per annum (subject to adjustment as provided below).
     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1st or November 1st immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 15, 2010.
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at the interest rate borne by the Notes. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders in any lawful manner. The Company may elect to pay such interest to the Persons who are Holders of the Notes on which the interest is due on a subsequent special record date. The Company shall fix any such special record date and payment date for such payment. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2. Indenture.
     This is one of the Notes issued under an Indenture dated as of May 6, 2010 (as amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee and Collateral Agent. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general senior second lien secured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $200,000,000.
3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     Except as described below, the Notes are not redeemable at the Company’s option until May 15, 2014. On and after May 15, 2014, the Company may redeem the Notes, in whole or in part, upon not less

Ex. A-4

than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2014	106.250%
2015	103.125%
2016 and thereafter	100.000%
     In addition, at any time and from time to time prior to May 15, 2014, the Company may redeem all or any portion of the Notes outstanding at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related Interest Payment Date), plus the Make Whole Amount.
     At any time prior to May 15, 2013, the Company may redeem up to 35% of the initial principal amount of the Notes with the Net Cash Proceeds of from one or more sales of its Capital Stock (other than Disqualified Stock and other than a sale to a Subsidiary) at a redemption price equal to 112.500% of their principal amount, plus accrued and unpaid interest (subject to the rights of Holders of record on a record date to receive interest on the related Interest Payment Date), provided that at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.
     This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
4. Registered Form; Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5. Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing as set forth in

Ex. A-5

the Indenture, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
6. Amendment and Waiver.
     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any change that does not materially and adversely affect the rights of any Holder.
7. Restrictive Covenants.
     The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Incurrence of Indebtedness and Issuance of preferred stock; (ii) Restricted Payments; (iii) dividends and other payment restrictions affecting Restricted Subsidiaries, (iv) additional Subsidiary Guarantees, (v) transactions with Affiliates; (iv) Liens; (v) purchase of Notes upon a Change in Control; (vi) disposition of proceeds of Asset Sales; (ix) merger and certain transfers of assets; (x) limitation on lines of business and (xi) maintenance of regulatory capital.
8. Guarantees.
     The Company’s obligations under this Notes are fully, irrevocably and unconditionally guaranteed on a senior second lien secured basis, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.
9. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
10. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
11. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

Ex. A-6

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee
the within Note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Ex. A-7

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation advertising and further as follows:
Check One
     ☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.
     ☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.
or
     ☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.
Date:

Seller

By
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Ex. A-8

Signature Guarantee:

By
To be executed by an executive officer

Ex. A-9

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, check the box: ☐
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount (in original principal amount) below:
$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:

Ex. A-10

SCHEDULE OF EXCHANGES OF NOTES
     The following exchanges of a part of this Global Note for Physical Notes or apart of another Global Note have been made:

	Amount of	Amount of	Principal amount
	decrease	increase	of this Global
	in principal	in principal	Note following	Signature of
	amount of this	amount of this	such decrease	authorized officer
Date of Exchange	Global Note	Global Note	(or increase)	or Trustee

Ex. A-11

EXHIBIT B
SUPPLEMENTAL INDENTURE
dated as of           ,
among
PENSON WORLDWIDE, INC.,
[the Subsidiary Guarantor]
and
[Any existing Subsidiary Guarantors]
and
U.S. Bank National Association,
as Trustee

12.50% Senior Second Lien Secured Notes due 2017

Ex. B-1

     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,    , among PENSON WORLDWIDE, INC., a Delaware corporation (the “Company”), (the “Subsidiary Guarantor”), any existing Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, and the Trustee entered into the Indenture, dated as of May 6, 2010 (the “Indenture”), relating to the Company’s 12.50% Senior Second Lien Secured Notes due 2017 (the “Notes”);
     WHEREAS, as a condition to the Trustee and the Collateral Agent entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Restricted Subsidiaries and Regulated Subsidiaries to provide Guarantees in certain circumstances.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     Section 2. Each Subsidiary Guarantor, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof.
     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
     Section 6. The Recitals herein are statements of the Company and/or the Guarantors, and the Trustee assumes no responsibility as to the correctness thereof. The Trustee makes no representations as to the validity of this Supplemental Indenture.

Ex. B-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PENSON WORLDWIDE, INC., as Company
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee [and Collateral Agent]
By:
Name:
Title:

[Subsidiary Guarantor], as Subsidiary Guarantor
By:
Name:
Title:

[Any existing Subsidiary Guarantor]
By:
Name:
Title:

Ex. B-3

EXHIBIT C
RESTRICTED LEGEND
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES ONE YEAR (OR SUCH OTHER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE) OR IN THE CASE OF REGULATION S NOTES 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
     IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144 UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THESE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND PENSON WORLDWIDE, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “ U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE

Ex. C-1

TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Ex. C-2

EXHIBIT D
DTC LEGEND
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

Ex. D-1

EXHIBIT E
Regulation S Certificate
,
U.S. Bank National Association
14241 Dallas Parkway, Suite 490
Dallas, Texas 75254
Attention: Corporate Trust Services
Re:	Penson Worldwide, Inc. 12.50% Senior Second Lien Secured Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of May 6, 2010 relating to the Notes
Ladies and Gentlemen:
     Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
     [CHECK A OR B AS APPLICABLE.]
☐	A. This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:
1	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period

Ex. E-1

(as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐	B. This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

Ex. E-2

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:

Date:

Ex. E-3

EXHIBIT F
Rule 144A Certificate
,
U.S. Bank National Association
14241 Dallas Parkway, Suite 490
Dallas, Texas 75254
Attention: Corporate Trust Services
Re:	Penson Worldwide, Inc. 12.50% Senior Second Lien Secured Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of May 6, 2010 relating to the Notes
Ladies and Gentlemen:
     TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐	A. Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐	B. Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                                         , 200     , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

Ex. F-1

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:

Ex. F-2

EXHIBIT G
Institutional Accredited Investor Certificate
U.S. Bank National Association
14241 Dallas Parkway, Suite 490
Dallas, Texas 75254
Attention: Corporate Trust Services

Re:	Penson Worldwide, Inc. 12.50% Senior Second Lien Secured Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of May 6, 2010 relating to the Notes
Ladies and Gentlemen:
     This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]

☐	A.Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐	B.Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We hereby confirm that:
1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

Ex. G-1

6.	The principal amount of Notes to which this Certificate relates is at least equal to $100,000.
     We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $100,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
     Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.
     We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.
     We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.
     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

Ex. G-2

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR
OWNER (FOR EXCHANGES)]

By:	Name:
Title:
Address:
Date:

Ex. G-3

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

Ex. G-4

EXHIBIT H
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
Certificate of Beneficial Ownership

To:	U.S. Bank National Association 14241 Dallas Parkway, Suite 490 Dallas, Texas 75254 Attention: Corporate Trust Services OR [Name of DTC Participant]

Re:	Penson Worldwide, Inc. 12.50% Senior Second Lien Secured Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of May 6, 2010 relating to the Notes
Ladies and Gentlemen:
     We are the beneficial owner of $ principal amount of Notes issued under the Indenture and represented by a Regulation S Global Note (as defined in the Indenture).
     We hereby certify as follows:
[CHECK A OR B AS APPLICABLE.]

☐	A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐	B.We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:	Name:
Title:
Address:
Date:

Ex. H-1

[FORM II]

Certificate of Beneficial Ownership

To:	U.S. Bank National Association 14241 Dallas Parkway, Suite 490 Dallas, Texas 75254 Attention: Corporate Trust Services

Re:	Penson Worldwide, Inc. 12.50% Senior Second Lien Secured Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of May 6, 2010 relating to the Notes
Ladies and Gentlemen:
     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $                     principal amount of Notes represented by the Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     We further certify that (i) we are not submitting herewith for exchange any portion of such Regulation S Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:	Name:
Title:
Address:
Date:

Ex. H-2

EXHIBIT I
REGULATION S GLOBAL NOTE LEGEND
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Ex. I-1